SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 12, 2004

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 5.     Other Events and Regulation FD Disclosure

               The Registrant files, pursuant to Regulation FD, the following news release dated April 12, 2004, entitled "DuPont Announces Work Force Reduction As Part Of Competitiveness Actions."
April 12, 2004	Contact:	R. Clifton Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT ANNOUNCES WORK FORCE REDUCTION
AS PART OF COMPETITIVENESS ACTIONS

               WILMINGTON, Del., April 12, 2004 -- DuPont today announced that it will reduce its global employee work force, excluding INVISTA™ , by 6 percent, or 3,500 positions, as part of its $900 million cost improvement program announced on Dec. 1, 2003. In addition, the company is reducing 450 contractor positions.

               During the period Dec. 1, 2003, to Dec. 31, 2004, the company expects to eliminate about 3,000 positions through severance programs and about 500 positions through normal attrition. The impact will be primarily in North America and Western Europe. These actions do not include the company's INVISTA subsidiary.

               The work force reductions are among actions DuPont is taking to achieve a $900 million annualized cost improvement in 2005. The company said it is on track to realize that objective through fixed and variable cost reductions, as well as variable margin improvements.

               "These are difficult but necessary decisions as we align our resources with market needs and adjust the size of our infrastructure following the anticipated separation of INVISTA," said DuPont Chairman and CEO Charles O. Holliday, Jr. "These actions will help assure the near- and long-term competitiveness of our businesses worldwide as well as progress toward our mission of sustainable growth."

               Holliday provided an update on the company's plan to achieve $900 million cost improvement in 2005:

               $700 Million Fixed Cost Reduction Target: The work force reductions announced today are expected to deliver about $325 million in annualized savings. Since most reductions will occur mid-year 2004, roughly half of the annualized savings will benefit 2004, primarily in the second half. Essentially all of the annualized savings from position reductions will benefit 2005.

               In addition, the company expects to deliver approximately $375 million in fixed cost reductions by 2005 by reducing external spending in areas such as contract services, supplies procurement, telecommunications and information technology expense. These savings represent approximately 6 percent of the company's annual spend on supplies and services. DuPont will be able to achieve these savings, in part, because of greater functional leverage achieved through organizational changes made during the first quarter of 2004. The company expects phased progress on this $375 million in fixed cost improvement over the course of 2004, delivering about half of the benefit this year and the full benefit in 2005.

               $200 Million Variable Margin Improvement Target: The company expects to achieve about half of this improvement through SKU reduction -- which enables efficiencies of manufacturing through product line simplification and frees up capacity for higher value products in a number of businesses that are capacity constrained. The remaining improvement will be achieved through specific projects targeting energy utilization, improved product yields, and sourcing optimization. The benefit of SKU reduction will be weighted toward the second half of 2004. The company expects 2004 variable margin to reflect $100 million benefit versus 2003 (on a constant volume basis and excluding changes in hydrocarbon prices), with the full $200 million benefit in 2005.

               The company is on target to improve its cost structure by $900 million n 2005, with about $450 million of that amount to be achieved in 2004. Some of these savings will fund capability building in growth markets; some will offset residual costs from the separation of INVISTA and other expected fixed cost increases; and some will directly improve earnings.

               Holliday emphasized that the company's actions to achieve cost improvement have not diminished its attention to growth. DuPont is driving top line growth in three important ways:

  Improve the effectiveness of both sales and marketing functions across DuPont. The company is comprehensively and systematically taking action to increase the professionalism and rigor of its marketing and selling capabilities, with a goal of achieving world class capability across all businesses and geographies by mid-2006.
  Achieve stronger customer focus by capitalizing on the scale and scope of DuPont to deliver high-value offerings to customers and markets worldwide. Special focus is on high-growth regions such as China, India, Central & Eastern Europe and Brazil.
  Accelerate value creation through the company's innovation capability by increasing the percent of revenue from new products and by targeting R&D efforts to growth priorities. DuPont is on track to achieve its 2005 target of 33 percent of sales from products introduced in the last five years. It is currently at 29 percent, compared to 22 percent in 2000.

               DuPont expects to take a one-time second quarter charge of approximately 17-19 cents per share as a result of the restructuring actions, largely for employee severance costs. The company will finalize the amount of restructuring charges during the second quarter.

               DuPont is a science company. Founded in 1802, DuPont puts science to work by solving problems and creating solutions that make people's lives better, safer and easier. Operating in more than 70 countries, the company offers a wide range of products and services to markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

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April 12, 2004

SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

April 12, 2004